EXHIBIT 24.2

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Huey as his or her true and lawful attorney-in-fact and agent, with full power of substitution and in his or her place and stead in any and all capacities, to sign a Registration Statement on Form S-8 with respect to the Common Stock of the Company offered under the Butler Manufacturing Company Stock Incentive Plan of 2002 and 2002 Stock Option Plan for Outside Directors and any and all amendments (including post effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                                 Title                                       Date

/s/ John J. Holland            Chairman, President and Chief Executive Officer        April 8, 2002
-----------------------------  (Principal Executive Officer)
John J. Holland

/s/ Ronald E. Rutledge         Director and President                                 April 8, 2002
-----------------------------
Ronald E. Rutledge

/s/ Larry C. Miller            Vice President-Finance (Principal Financial Officer)   April 8, 2002
-----------------------------
Larry C. Miller

/s/ John T. Cole               Controller (Principal Accounting Officer)              April 8, 2002
-----------------------------
John T. Cole

/s/ K. Dane Brooksher          Director                                               April 16, 2002
-----------------------------
K. Dane Brooksher

/s/ Gary M. Christensen        Director                                               April 16, 2002
-----------------------------
Gary M. Christensen

/s/ Susan F. Davis             Director                                               April 16, 2002
-----------------------------
Susan F. Davis

/s/ C.L. William Haw           Director                                               April 16, 2002
-----------------------------
C.L. William Haw

/s/ Robert J. Reintjes, Sr.    Director                                               April 16, 2002
-----------------------------
Robert J. Reintjes, Sr.

/s/ Gary L. Tapella            Director                                               April 16, 2002
-----------------------------
Gary L. Tapella

/s/ William D. Zollars         Director                                               April 16, 2002
-----------------------------
William D. Zollars
